ITEM 23
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement File No. 33-8445.

/s/  ARTHUR  ANDERSEN  LLP

Los  Angeles,  California

April  12,  2000



SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  April  14,  2000           OMNI  NUTRACEUTICALS,  INC.

                                By:  /s/  KLEE  IRWIN
                                     Klee  Irwin
                                     CHIEF  EXECUTIVE  OFFICER

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

      SIGNATURE                      TITLE                        DATE
     ---------                       -----                        ----

     /s/KLEE  IRWIN             Chief  Executive  Officer     April  14,  2000
     --------------
     Klee  Irwin


     /s/  ANDREW VOLLERO, JR.   Director                      April  14,  2000
     -------------------------
     Andrew  Vollero,  Jr.


     /s/  ALBERT  KASHANI       Director                      April  14,  2000
     --------------------
     Albert  Kashani


     /s/  CHRISTOF  BALLIN      Director                      April  14,  2000
     ---------------------
     Christof  Ballin


     /s/  JOHN  FOSTER         Controller                    April  14,  2000
     -----------------
     John  Foster              Acting  Chief  Financial
                               Officer